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                                                                    EXHIBIT 99.1

                            SECOND AMENDMENT TO LEASE



SECOND AMENDMENT TO LEASE, reference dated December 21, 2004, for that certain lease, reference dated March 28, 2000, amended January 1, 2004, made by and between THE FOUR AMIGOS, A CALIFORNIA LIMITED PARTNERSHIP, Lessor and RED ENVELOPE, INC., as Lessee, for the premises more commonly known as 4562 ALVARADO CANYON ROAD, SUITES A-M, described as approximately 13,004 square feet of industrial space. Lessor and Lessee hereby agree to amend the following sections of said Lease effective DECEMBER 21, 2004.

PARAGRAPH 3.1-Term: Lessor and Lessee agree that lease term shall be extended Five (5) years to end March 31, 2010.

PARAGRAPH 4.1-Base Rent: Lessor and Lessee agree that effective April 1, 2005 base rent shall increase to $14,304.40 per month plus operating expenses of $2,041.27 per month.

ADDENDUM 49-Rent Escalations: Addendum 49 shall be deleted in its entirety and replaced with the following: Lessor and Lessee agree that the annual base rent increase shall be issued each April beginning April, 2006 and shall be fixed at 4% per year.

All other terms and conditions of said Lease and first amendment shall remain in full force and effect.


BY: /s/ illegible                               BY: /s/ Edward M. Schmults
    --------------------------------                ----------------------------
    Lessor: The Four Amigos,                        Lessee: Red Envelope, Inc.
    A California Limited Partnership

    Date: January 25, 2005                          Date: January 17, 2005